UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 23, 2009

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-3897
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01         OTHER EVENTS.

On March 17, 2009, China Biologic Products, Inc. (the "Company"), completed the government approval process for the acquisition of a 35% equity interest in Xi’an Huitian Blood Products Co., Ltd. ("Huitian"), a biopharmaceutical company based in Xi’an, Shaanxi Province by the Company’s indirect majority owned subsidiary, Shandong Taibang Biological Products Co., Ltd. ("Taibang"), for an aggregate purchase price of RMB 44,000,000 (approximately $6.44 million) in cash (the "Equity Transfer"). For more information regarding the Equity Transfer see the Company’s current report on Form 8-K filed on October 16, 2008.

The Company’s announcement of the foregoing is included in the Press Release attached to this report as Exhibit 99.1.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)             Exhibits

Exhibit
No.	Description
99.1	Press Release, dated March 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: March 23, 2009	/s/ Chao Ming Zhao
Chao Ming Zhao
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release, dated March 23, 2009.